Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 20, 2025, with respect to the consolidated financial statements of Lamar Advertising Company and Lamar Media Corp., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Baton Rouge, Louisiana

December 23, 2025